                                                             EXHIBIT 4.13

PAGES WHERE CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH THE
LEGEND: "CONFIDENTIAL TREATMENT REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION." AND THE APPROPRIATE SECTION HAS BEEN MARKED AT THE APPROPRIATE PLACE BY BRACKETS.

                                ADVANCE PARADIGM, INC.

                                  WARRANT AGREEMENT


    This Warrant Agreement dated as of November 25, 1995, is entered into by and between Advance ParadigM, Inc., a Delaware corporation (the "COMPANY"), and Blue Cross and Blue Shield of Texas, Inc., a Texas non-profit group hospital service corporation ("BCBS-Tx").


                                  TERMS OF AGREEMENT

    NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and BCBS-Tx hereby agree as follows:

    Section 1. GRANT OF THE RIGHT TO PURCHASE COMMON STOCK. Upon confirmation by the Company that

                 [....]

(the "[....] THRESHOLDS "), the Company shall grant to BCBS-Tx the right, and
BCBS-Tx shall be entitled, subject to the terms and conditions hereinafter set forth, to purchase from the Company the number of fully paid and non-assessable shares of its common stock, par value $0.01 per share (the "COMMON STOCK") set forth below (which number is referred to herein as the "INITIAL EXERCISE NUMBER") at an exercise price of $2,750 per share (the "EXERCISE PRICE").

                                            Number of Shares
                   [    ] Threshold         Covered by Warrant
                   ----------------         ------------------


                        [....]                    [....]



    The right to purchase such shares shall be evidenced by a warrant certificate in substantially the form of Exhibit A hereto (each a "WARRANT"). The Initial Exercise Number and Exercise Price of such shares are subject to adjustment as provided in Section 4 hereof.

    Section 2. TERM OF THE WARRANT AGREEMENT. BCBS-Tx's right to earn Warrants as granted herein shall commence on the date hereof (the "EFFECTIVE DATE") and continue for a period of five (5) years from the date hereof. Except as otherwise provided for herein, the term of each Warrant and the right to purchase Common Stock as granted therein shall commence on the first anniversary of its date of issuance and will end on the fifth anniversary of its date of issuance (the "EXERCISE PERIOD"). If at any time prior to the first anniversary of the date of issuance of each Warrant, the [......] falls below the corresponding [....] Threshold, then the Warrant issued upon achieving such
[......] Threshold will be void, subject to revival (at the same exercise price and expiring on the same date) in the event the [......] again equals or exceeds the corresponding [.....] Threshold.

    Section 3. EXERCISE OF WARRANT. The purchase rights represented by each Warrant are exercisable for all shares covered by such Warrant at the option of the holder thereof at any time during the Exercise Period; provided that the Warrant holder has executed the Stockholders

Agreement attached hereto as Exhibit C (the "STOCKHOLDERS AGREEMENT"). Shares of Common Stock purchased upon exercise of each Warrant shall at the time of purchase be paid for in full. To the extent that the right to purchase shares has accrued hereunder, the Warrant may be exercised by written notice to the Company in the form of Exhibit I to the Warrant, which specifies an exercise date (the "DATE OF EXERCISE"), accompanied by full payment for the shares by wire transfer or certified or official bank check or the equivalent thereof acceptable to Company.

    At the time of delivery, the Company shall, without stock transfer tax to the holder, deliver to holder (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for such shares, provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law. The Company at the time of exercise will require in addition that the registered owner deliver an investment representation in form acceptable to the Company, and the Company will place a legend on the certificate for such Common Stock restricting the transfer of same. At no time shall the Company have any obligation or duty to register under the Securities Act of 1933 (the "1933 ACT") the Common Stock issuable upon exercise of Warrant.

    Section 4. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and number of shares of Common Stock purchasable pursuant to the exercise of each Warrant shall be subject to adjustment from time to time as follows:

    (a) ADJUSTMENT FOR COMBINATIONS OR CONSOLIDATIONS OF COMMON STOCK. In the event the Company, at any time or from time to time after the Effective Date, effects a subdivision or combination of its outstanding Common Stock for a greater or lesser number of shares, then and in each such event the Initial Exercise Number and the Exercise Price shall be adjusted proportionately such that the holder of the Warrant (the "WARRANTHOLDER") is entitled to purchase the same percentage of all shares of the Company's outstanding capital stock then issued and issuable for the same aggregate consideration as such Warrantholder was entitled to purchase immediately prior to such event.

    (b) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time after the Effective Date shall pay a dividend payable in Common Stock of the Company, or otherwise make a distribution of Common Stock to its stockholders, then the Exercise Price shall be adjusted, from and after the record date of such dividend or the date of such distribution, to that price determined by multiplying the Exercise Price by a fraction,

         (i) the numerator of which shall be the total number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

         (ii) the denominator of which shall be the number of shares of capital stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of capital stock to be issued;

    provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 4(b) as of the time of actual payment of such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

    (c) NUMBER OF SHARES. Upon any adjustment of the Exercise Price, the holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the new Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Exercise Price resulting from such adjustment.

    Section 5. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purposes of effecting the exercise of all outstanding Warrants, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. For the purpose of this Section 5, the full number of shares of Common Stock issuable upon the exercise of all outstanding Warrants shall be computed as if at the time of computation of such number of shares of Common Stock all outstanding Warrants were held by a single holder. The Company shall from time to time, in accordance with applicable law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the exercise of all Warrants at the time outstanding.

    Section 6.     TRANSFERABILITY.

    (a) The Warrant is not transferable by the Warrantholder except to the Company or affiliates of BCBS-Tx. Any permitted transfer of a Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit B, at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. The shares of Common Stock purchased by the Warrantholders are not transferable except as provided in the Stockholders Agreement.

    (b) Unless and until otherwise permitted by this Section and the Stockholders Agreement, each certificate representing Common Stock initially issued upon the exercise of each Warrant (a "STOCK CERTIFICATE"), and each certificate for Common Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND BCBS-TX, DATED AS OF NOVEMBER 25, 1995, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

         Prior to any permitted transfer of any Stock Certificate, the holder thereof shall furnish, at the expense of such holder, to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that such transfer is exempt from registration under the Securities Act. Upon any exercise of any Warrant for shares of Common Stock to be registered in the name of a person other than the Warrantholder thereof, such

Warrantholder shall furnish, at the expense of such Warrantholder, to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the issuance of the shares of Common Stock to such other person upon exercise of the Warrant is exempt from registration under the Securities Act.

    Section 7. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of stock upon any exercise of any Warrant. As to any final fraction of a share which the holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall, if it does not issue a fractional share, pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Exercise Price per share of Common Stock.

    Section 8. EXCHANGE AND REPLACEMENT OF WARRANT. In the event of loss, theft or destruction of a Warrant, the Company will make and deliver a new warrant of like tenor, in lieu of such Warrant, upon receipt by the Company of evidence reasonably satisfactory to it of such loss, theft, or destruction and indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expense incidental thereto. In the case of mutilation of a Warrant and upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such Warrant.

    Section 9. RIGHTS PRIOR TO EXERCISE OF WARRANT. Prior to the exercise of this Warrant, the Warrantholder shall not be entitled to any rights of a stockholder of the Company with respect to the Common Stock for which such Warrant may then be exercisable, including without limitation the right to vote, to receive dividends or other distributions or to exercise any preemptive rights and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

    Section 10. AUTHORIZATION AND ISSUANCE. The Company represents and warrants to BCBS-Tx and any Warrantholder that it has the corporate power and authority to issue the Warrants; the Warrants have been duly authorized, executed and delivered and are duly and validly issued, fully paid and nonassessable; the issuance of each Warrant, and the shares of Common Stock issuable upon its exercise, are not prohibited or restricted by the Certificate of Incorporation or Bylaws of the Company or any material agreement to which the Company is a party; except for those agreements for which the Company has received the requisite consents or waivers; and the shares of Common Stock issuable upon exercise of each Warrant, when issued upon exercise of such Warrant pursuant to the terms hereof, will be duly and validly issued, fully paid and nonassessable.

    Section 11. REPRESENTATIONS AND COVENANTS OF BCBS-TX. This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

    (a) INVESTMENT PURPOSE. The right to acquire the Common Stock issuable upon exercise of BCBS-Tx's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and BCBS-Tx has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

    (b) PRIVATE ISSUE. BCBS-Tx understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 11.

    (c) FINANCIAL RISK. BCBS-Tx has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

    (d) RISK OF NO REGISTRATION. BCBS-Tx understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. BCBS-Tx also understands that any sale of its rights to purchase Common Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

    (e) STOCKHOLDERS AGREEMENT. Prior to the exercise of any Warrant, BCBS-Tx agrees to, and to cause any permitted transferee to, enter into, execute and perform the Stockholders Agreement.

    Section 12.    GENERAL.

    (a) EXPENSES. Each party shall bear and pay all costs and expenses incurred by them respecting the transactions contemplated herein and all investigations and proceedings in connection therewith, including, without limitation, fees, commissions or expenses of their respective counsel, accountants and financial advisors.

    (b) NOTICE. Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, or by overnight delivery service to the parties at the addresses below or such other address as shall be specified by the parties by like notice to the Company at:

                                Advance ParadigM, Inc.
                        Attn:  Vice President - Legal Affairs
                      545 E. John Carpenter Freeway, Suite 1900
                                 Irving, Texas  75062

                                  and to BCBS-Tx at:

                         Blue Cross and Blue Shield of Texas
                                Attn: General Counsel
                                   P.O. Box 655924
                               Dallas, TX  75265-5924

    (c) BINDING NATURE AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Neither party may assign this Agreement without the prior written consent of the other; PROVIDED, however, that either party may transfer or assign its rights and obligations under this Agreement, to any affiliate, and PROVIDED further that no such assignment shall have the effect of releasing such party from any of its obligations under this Agreement.

    (d) HEADINGS AND INTERPRETATION. The headings of the various sections of this Agreement are inserted for convenience only and do not, expressly or by implication, limit, define or extend the specific terms of the section so designated.

    (e) GOVERNING LAW. The validity, enforceability, and interpretation of this Agreement shall be determined and governed by the internal laws of the State of Texas (and not the law of conflicts).

    (f) ENTIRE AGREEMENT. This Agreement contains all the terms and conditions agreed upon by the parties, and supersedes all prior understandings, writings, proposals, representations, or communications, oral or written, of the parties hereto.

    (g) AUTHORITY. Company and BCBS-Tx warrant that each has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of each party certifies that such person has been properly authorized and empowered to enter into this Agreement on behalf of such party.

    (h) NON-WAIVER. The failure of either party to insist, in any one or more instances, upon performance of any of the terms, covenants or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereunder.

    (i) SURVIVAL. Should any part, term or condition of this Agreement be declared illegal or unenforceable or in conflict with any other laws, the remaining provisions shall be valid and not affected thereby.

    (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

    (k) FURTHER ASSURANCES. From time to time upon request and without further consideration, the parties hereto shall, and shall cause their subsidiaries and affiliates, to execute, deliver or acknowledge such documents and do such further acts as the other party hereto may reasonably require to effectuate its obligations contemplated by this Agreement.

    (l) NON-AFFILIATION WITH BCBSA. Company understands that this Agreement constitutes a contract between Company and BCBS-Tx, that BCBS-Tx is an independent corporation operating under a license from the Blue Cross Blue Shield Association, an association of independent Blue Cross and Blue Shield Plans (the "BCBSA"), permitting BCBS-Tx to use the Blue Cross Blue Shield Service Marks in Texas, and that BCBS-Tx is not contracting as the agent of BCBSA. Company acknowledges that it has not entered into this Agreement based upon representations by any person other than BCBS-Tx and that no person, entity or organization other than BCBS-Tx shall be held accountable or liable to Company for any of BCBS-Tx's obligations to Company created under this Agreement. This Section 12(l) shall not create any additional obligations whatsoever on the part of BCBS-Tx other than those obligations created under other provisions of this Agreement.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their proper and duly authorized officers on the date first above written. By executing the Agreement, the undersigned individuals hereby warrant and represent that they have read this Agreement in its entirety and agree to all its terms.


                                       ADVANCE PARADIGM, INC.


                                       By: /s/ David D. Halbert
                                          ------------------------------------
                                            David D. Halbert
                                            Chairman of the Board and Chief
                                            Executive Officer


                                       BLUE CROSS AND BLUE SHIELD OF TEXAS,
                                       INC.

                                       By: /s/ Rogers K. Coleman, M.D.
                                          ------------------------------------
                                            Rogers K. Colemena, M.D.
                                            President and Chief Executive
                                            Officer

                                       EXHIBITS


              Exhibit A      Warrant Certificate

              Exhibit B      Assignment

              Exhibit C      Stockholders Agreement

                                                       CONFIDENTIAL TREATMENT
                                                       REQUESTED. THE REDACTED
                                                       MATERIAL HAS BEEN
                                                       SEPARATELY FILED WITH
                                                       THE COMMISSION.


                                      EXHIBIT A

THIS WARRANT AND THE UNDERLYING SHARES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                   WARRANT NO. ___

                        For Purchase of Shares of Common Stock
                                          of
                                ADVANCE PARADIGM, INC.

                                   (DATE OF ISSUE)

    THIS CERTIFIES THAT Blue Cross and Blue Shield of Texas, Inc., a Texas non-profit corporation ("BCBS-TX"), or registered transferees or assigns, is entitled, subject to the terms and conditions set forth in this Warrant, to purchase from Advance ParadigM, Inc., a Delaware corporation (the "COMPANY"),
[....] (the "Exercise Number") fully paid and nonassessable shares  of Common
Stock, $0.01 par value per share, of the Company (the "COMMON STOCK") at any time during the Exercise Period upon payment in full of the Exercise Price. The Initial Exercise Number and Exercise Price shall be subject to adjustment as set forth in the Warrant Agreement referred to below. This Warrant is issued pursuant to a Warrant Agreement between BCBS-Tx and the Company dated as of November 25, 1995 (the "WARRANT AGREEMENT"), and is subject to all the terms thereof, including the limitations on transferability set forth therein. Capitalized terms used herein as defined terms but not otherwise defined shall have the meaning assigned to such term in the Warrant Agreement.

    This Warrant may be exercised, by the holder hereof, for all shares of Common Stock covered hereby, by the presentation and surrender of this Warrant together with the duly executed Election to Purchase in the form attached hereto as Exhibit I, at the principal office of the Company (or at such other address as the Company may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company), and upon payment to the Company of the Exercise Price as set forth in the Warrant Agreement.

    IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered by its duly authorized officer as an instrument under seal as of the date of first above written.

                                       ADVANCE PARADIGM, INC.


                                       By:
                                          ------------------------------------
                                            David D. Halbert
                                            Chairman of the Board and
                                            Chief Executive Officer

                                           CONFIDENTIAL TREATMENT REQUESTED.
                                            THE REDACTED MATERIAL HAS BEEN
                                          SEPARATELY FILED WITH THE COMMISSION.

                                      EXHIBIT I
                               TO WARRANT CERTIFICATE


                                 ELECTION TO PURCHASE


TO:  ADVANCE PARADIGM, INC. (the "Company")

    The undersigned, owner of the accompanying Warrant hereby irrevocably exercises the option to purchase [.......] shares of Common Stock in accordance with the terms of such Warrant, directs that the shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Exercise Price provided or referenced in such Warrant.

COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY THE COMPANY:



- --------------------------------------------------------------------------------
Name of Warrant Holder


- --------------------------------------------------------------------------------
Address


- --------------------------------------------------------------------------------
Federal ID Tax Number or Social Security Number


- --------------------------------------------------------------------------------
Date of Exercise (must be at least fifteen days after the date of this Notice)



                                       ---------------------------------------
                                       Signature

                                       ---------------------------------------
                                       Title

                                       ---------------------------------------
                                       Date

                                           CONFIDENTIAL TREATMENT REQUESTED.
                                            THE REDACTED MATERIAL HAS BEEN
                                          SEPARATELY FILED WITH THE COMMISSION.

                                      EXHIBIT B

                                      ASSIGNMENT

    FOR VALUE RECEIVED                                      hereby assigns and
transfers all of the rights of the undersigned under the Warrant Certificate, a copy of which is attached hereto, with respect to the [.....] shares of Common
Stock covered thereby, unto


Name of Assignee             Address
- ----------------             -------





Dated:
     --------------

Signature:
         -------------------------

Title:
     -----------------------------

Address:
       ---------------------------

- -----------------------------------

                                      EXHIBIT C


                                STOCKHOLDER AGREEMENT


    This Stockholder Agreement dated as of ___________, by and among Blue Cross and Shield of Texas, Inc., a Texas non-profit group hospital service corporation (the "STOCKHOLDER"), and Advance ParadigM, Inc., a Delaware corporation (the "COMPANY").


                                PRELIMINARY STATEMENTS

         Pursuant to the terms and conditions of the Warrant Agreement, dated as of November 25, 1995, by and between the Company and Stockholder, the Company agreed to issue warrants to acquire shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"). Pursuant to the terms of the Warrant Agreement, the Stockholder agreed to execute and enter into this Agreement prior to the issuance of any shares of Common Stock thereunder.

    NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                STATEMENT OF AGREEMENT

1. RESTRICTED STOCK. The terms and conditions of this Agreement shall apply to all shares of Common Stock issued to Stockholder pursuant to the Warrant Agreement and any shares of Common Stock otherwise acquired by Stockholder (collectively the "STOCK").

2.  RESTRICTIONS ON TRANSFERS.

    2.1  TRANSFERS TO AFFILIATE.

    (a) TRANSFERS TO AFFILIATES. Stockholder shall be entitled to transfer the Stock held by it to entities that directly or indirectly control, are controlled by, or are under common control with Stockholder (each, a "AFFILIATE"), provided that any such Affiliates first deliver to the Company their written acknowledgment of, and agreement to be bound by, the terms and provisions contained in this Agreement; and the Stockholder delivers to the Company an opinion of counsel, reasonably acceptable in form and substance to the Company and its counsel, that registration under the Securities Act is not required in connection with such transfer. The foregoing notwithstanding, Stockholder shall not, without the prior written consent of the Company which consent will not be unreasonably withheld, transfer any shares of Stock to any Affiliate, nor any officer, director, employee or holder of debt or equity in any Affiliate that is engaged in the business, or has an Affiliate engaged in the business of pharmacy benefit management services, pharmacy network management, pharmacy claims adjudication, mail service pharmacy, clinical services, disease state management, case management and/or outcomes management, or the manufacture of drugs, biotech products or biologicals.

    (b) AFFILIATES' PROXY. In the event that Stockholder transfers less than all of its Stock pursuant to SECTION 2.1(a), Stockholder shall exercise all of the rights inuring under this Agreement with respect to such transferred Stock and the transferees shall grant such Investor proxies to exercise such rights. In the event that Stockholder transfers all of its Stock pursuant to SECTION 2.1(a), one such transferee reasonably acceptable to the Company shall be designated by Stockholder to exercise all rights inuring under this Agreement with respect to such Stock and the other transferees shall grant such designated transferee proxies to exercise such rights.

    2.2  RESTRICTIONS ON THIRD PARTY TRANSFERS OF THE STOCK.

    (a)   GENERAL.   During the first two years following the date the Stock is issued the ("ISSUANCE DATE"), Stockholder agrees that it will not sell, pledge or otherwise transfer any interest in any shares of the Stock, without the prior written consent of the Company. At any time after the second anniversary of the Issuance Date, the Stockholder may sell, pledge or otherwise transfer shares of the Stock to third parties ("THIRD PARTY TRANSFER"); provided that such transfer is in accordance with this SECTION 2.2, and provided further that the transferring Stockholder delivers to the Company an opinion of counsel, reasonably acceptable in form and substance to the Company and its counsel, that registration under the Securities Act is not required in connection with such transfer. The foregoing notwithstanding, Stockholder agrees that it shall not transfer any shares of Stock to any person or entity, nor any officer, director, employee or holder of debt or equity in any entity that is engaged in the business, or has an affiliate engaged in the business of pharmacy benefit management services, pharmacy network management, pharmacy claims adjudication, mail service pharmacy, clinical services, disease state management, case management and/or outcomes management, or the manufacture of drugs, biotech products or biologicals.

    (b) SALE NOTICE. At least 60 days prior to making any Third Party Transfer under SECTION 2.2(a), the transferring Stockholder will deliver a written notice (the "SALE NOTICE") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. Stockholder agrees not to consummate any such transfer until 60 days after the Sale Notice has been delivered to the Company.

    (c) FIRST REFUSAL RIGHTS. The Company may elect to purchase some or all of the Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to Stockholder within 30 days after the receipt of the Sale Notice by the Company. If the Company elects to purchase any shares of Stock, the Company shall consummate such purchase within 30 days of delivery of notice of intent to purchase. If the Company has not elected to purchase all of the Stock specified in the Sale Notice, Stockholder may transfer the Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following notice of the Company's election not to purchase such shares. Any shares of Stock not transferred within such 60-day period will be subject to the provisions of this SECTION 2.2(c) upon subsequent transfer.

    (d) NON-CASH CONSIDERATION. In the event the consideration for the Stock as disclosed in the Sale Notice is other than cash, a promissory note or a combination thereof, the price for the Stock shall be the value of that consideration as agreed to by the transferring Stockholder and the Company, or, if no agreement can be reached as to the valuation of such consideration, the fair market value of such consideration as determined by two appraisers (one appointed by the Stockholder and one appointed by the Company). In the event the two appraisers are unable to agree on a fair market value within 20 days after they are appointed, the fair market value of the consideration shall be the average of the appraised values of the two appraisers; provided, however, that if the appraised values of the two appraisers differ by more than ten percent (10%) of the higher of the two appraised values, the two respective appointed appraisers shall select a third appraiser who shall independently, within 20 days after this appointment, make a determination of the value of the consideration and the average of the appraised values of the three



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

appraisers shall be the purchase price and shall be binding on the parties hereto. The transferring Stockholder and the Company shall each bear the cost of their respective appraisers and shall share the cost equally of the third appraiser, if any. Notwithstanding anything herein to the contrary, if an appraisal is used to determine the value of the consideration pursuant to this
SECTION 2.2(d), the time periods provided for in SECTIONS 2.2(b) and 2.2(c) shall be tolled from the time of the initial appointment of the two appraisers until a final appraised value is determined pursuant to this SECTION 2.2(d).

    (e) PUBLIC SALE. At any time after the second anniversary of the Issuance Date, if the Company has consummated its first underwritten public offering pursuant to an effective registration statement covering the offering and sale of the Common Stock for the account of the Company on a firm commitment basis (the "INITIAL PUBLIC OFFERING"), the Stockholder may sell, pledge or otherwise transfer shares of the Stock to the public in a market transaction without complying with the restrictions set forth in SECTION 2.2(b), (c) and (d).

    2.3  LEGEND.   The certificates representing the Stock will bear the
following legend:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDER AGREEMENT BETWEEN THE COMPANY AND BLUE CROSS AND BLUE SHIELD OF TEXAS, INC., DATED AS OF NOVEMBER 25, 1995, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

    Any legend endorsed on a certificate pursuant to SECTION 2.3 hereof and the stop transfer instructions and record notations with respect thereto shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities

    2.4 EXTRAORDINARY TRANSACTION. In the event of a merger of the Company with a third party where the Company is not the surviving entity, sale of a majority of the capital stock of the Company, or the sale of all or substantially all of its assets ("EXTRAORDINARY TRANSACTION"), the Stock shall be entitled to receive the same benefits as the holders of the Common Stock will receive in the Extraordinary Transaction. The Stockholder agrees to consent to and execute all required documents in connection with the Extraordinary Transaction.

3.  REGISTRATION OF STOCK; LIMITATIONS ON STOCKHOLDINGS.

    3.1 PIGGY-BACK REGISTRATION RIGHTS. If the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, it shall send to the Stockholder, written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Stockholder shall so request in writing, the Company shall include in such registration statement all or any part of the Stock Stockholder requests to be registered. The obligations of the Company under this SECTION 3.1 may be waived at any time upon the written consent of the Stockholder.

    (a) CUT-BACK. If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Stock with respect to which Stockholder has requested inclusion hereunder; PROVIDED, HOWEVER, Stockholder agrees that Advance Health Care, Inc. (or the successors to its registration rights) and the holders of the Series A Preferred Stock (or the common stock obtained upon conversion of such Series A Preferred Stock) shall be entitled to include in such registration statement all registrable shares held by such person BEFORE any of the Stockholder's Stock shall be included. Any exclusion of Stock shall be made pro rata among the Stockholder and the holders of the Series B Preferred Stock (or the common stock obtained upon conversion of such Series B Preferred Stock) seeking to include such securities in proportion to the number of shares of common stock held by such holder (or their assigns).

    (b) REGISTRATION PROCEDURES. The Company will use good faith efforts to maintain the effectiveness for up to 90 days of any registration statement pursuant to which the Stock are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable State security statute or regulation. The Company will also provide Stockholder with as many copies of the prospectus contained in any such registration statement as it may reasonably require. After consummation of the Initial Public Offering, the Company will timely file with the Commission such information as the Commission requires under the Exchange Act of 1934, as amended. Beginning after the second anniversary of the Issuance Date and after consummation of the Initial Public Offering, the Company agrees, upon request from an Stockholder, to cooperate in transfers of the Conversion Stock pursuant to Rule 144 under the Securities Act.

    (c) INDEMNIFICATION. The Company and Stockholder agree to provide standard indemnification to the other relating to the disclosures in the registration statement made by the Company or the Stockholder, as the case may be.

    (d) EXPENSES. In the event the Stockholder exercises its rights under this SECTION 3.1, Stockholder shall bear its proportionate share of the cost and expenses of such registration.

    (e) EXPIRATION. The obligations of the Company under this SECTION 3.1 shall expire on the fifth anniversary of the Company's Initial Public Offering. This SECTION 3.1 shall not apply to a registration of Securities of Common Stock on Form S-8 or Form S-4 or their then equivalents relating to an offering of shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or otherwise issuable in connection with any stock option or employee benefit plan.

    3.2 MARKET STANDSTILL. Stockholder agrees that in the event the Company proposes to offer for sale to the public any of its equity securities in any public offering (whether for its own account or the account of others), and if requested in writing by the Company and an underwriter of the proposed offering of Common Stock or other securities of the Company, then the Stockholder will agree to a restriction whereby Stockholder and any other holder of Stock will not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, to the public in any open market transactions, any Common Stock or other securities of the Company held by it for 180 days (the "LOCK-UP PERIOD") following the effective date of the registration statement of the Company filed under the Securities Act. Such agreements shall be in writing and in form and substance pursuant to customary and prevailing terms and conditions for such lock-up agreements. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of the Lock-Up Period.

    3.3 LIMITATION ON STOCK HOLDINGS. The Stockholder agrees that in no event, shall it, either independently or together with its Affiliates, own Common Stock or rights to acquire Common Stock, that represent, or if converted to Common Stock would represent, more than twenty percent (20%) of the Company's issued and outstanding Common Stock.

4.  NOTICES.

    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by express delivery service, or facsimile transmission to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

              if to the Company:

              545 E. John Carpenter Freeway
              Suite 1900
              Irving, TX  75062
              Attention:  Chief Executive Officer
              Fax No.:  (214) 830-6196

              if to Stockholder:

              Blue Cross and Blue Shield of Texas, Inc.
              P.O. Box 655924
              Dallas, TX  75265-5924
              Attention:  General Counsel
              Fax No.:

    Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by express delivery service, on the date of actual delivery and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or personal delivery, as the case may be.

5.  SEVERABILITY.

    If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

6.  COMPLETE AGREEMENT.

    This Agreement and those documents expressly referred to herein and of even date herewith, embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.  COUNTERPARTS.

    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

8.  SUCCESSORS AND ASSIGNS.

    This Agreement is intended to bind and inure to the benefit of and be enforceable by and against the Stockholder and the Company, and their respective heirs, successors and assigns. Stockholder hereby agrees not to transfer or assign, directly or indirectly, any of the Stock unless such transferee or assignee agrees in writing (i) to be bound by the provisions of this Agreement and (ii) not to make subsequent assignments or transfers other than in accordance with this Agreement. Notwithstanding the foregoing, any holder of the Stock shall be bound by the provisions of this Agreement even if such holder is not a party hereto or otherwise agreed in writing to be bound by the provisions hereof.

9.  CHOICE OF LAW.

    THE INTERNAL LAW OF THE STATE OF TEXAS (AND NOT THE LAW OF CONFLICTS) WILL GOVERN THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT.

10. REMEDIES.

    Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. In the event a party hereto brings an action under this agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

11.      AMENDMENTS AND WAIVERS.


    Any provision of this Agreement may be amended or waived only with the prior written consent of each of the parties hereto.

12. CONFIDENTIALITY.

    Each of the parties hereto agrees to hold in the strictest confidence the existence of this Agreement and the terms and conditions hereof. Specifically, but without limiting the generality of the foregoing, each of the parties hereto agrees not to disclose the existence of this Agreement or any of its terms to any third party without the prior written consent of every other party hereto (unless such disclosure is required by law).

    IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                       ADVANCE PARADIGM, INC.



                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                       BLUE CROSS AND BLUE SHIELD OF
                                       TEXAS, INC.



                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------